                                                              EXHIBIT NO. 11


                        COMPUTATION OF PER SHARE EARNINGS

                                               Three Months ended                      Nine Months ended
                                                  September 30,                          September 30,
                                         ------------------------------          ------------------------------
                                            1996                1995                1996                1995
                                            ----                ----                ----                ----
      Primary

         Weighted average common
          shares outstanding             21,133,951          15,558,485          21,123,078          15,540,002
         Net effect of dilutive
          stock options,
           treasury stock method            664,267             594,791             612,961             591,343
                                         ----------          ----------          ----------          ----------

                  Total common
                    shares               21,798,218          16,153,277          21,736,039          16,131,345
                                         ==========          ==========          ==========          ==========

         Net income to common
          shareholders                  $   122,000         $ 1,500,000         $ 2,004,000         $ 6,303,000
                                         ==========          ==========          ==========          ==========

         Primary earnings per
          common share                  $    .01            $    .09            $    .09            $    .39
                                         ==========          ==========          ==========          ==========

      Fully Diluted

         Weighted average common
          shares outstanding             21,133,951          15,558,485          21,123,078          15,540,002
         Net effect of dilutive
          stock options,
           treasury stock method            784,845             594,791             790,423             591,343
         Effect of convertible
          preferred stock                 1,666,000                -              1,666,000                -
                                         ----------          ----------          ----------          ----------

                  Total common
                 shares                  23,584,796          16,153,277          23,579,501          16,131,345
                                         ==========          ==========          ==========          ==========

         Net income to common
           shareholders                 $   560,000         $ 1,500,000         $ 3,239,000         $ 6,303,000
                                         ==========          ==========          ==========          ==========

         Fully diluted earnings
           per common share             $    .02            $    .09            $    .14            $    .39
                                         ==========          ==========          ==========          ==========
